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                                                                   Exhibit 11(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") of Landmark Funds I of our report dated December 10, 1997, relating to the financial statements and financial highlights of CitiSelect Folio 200, CitiSelect Folio 300, CitiSelect Folio 400 and CitiSelect Folio 500 appearing in the October 31, 1997 Annual Report of CitiSelect Folio 200, CitiSelect Folio 300, CitiSelect Folio 400 and CitiSelect Folio 500, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Counsel and Independent Auditor" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 24, 1998